Exhibit (h)(16)

AMENDMENT NO. 1

TRANSFER AGENCY AND SERVICES AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Series Fund, Inc. (“TSF”) and Thrivent Financial Investor Services Inc. (“TFISI”) hereby agree that the TRANSFER AGENCY AND SERVICES AGREEMENT, dated as of January 1, 2020, by and between TSF and TFISI (the “Agreement”) is hereby amended to reflect that effective April [    ], 2020, Thrivent ESG Index Portfolio and Thrivent International Index Portfolio shall each be deemed a “Portfolio” under the terms of the Agreement.

A revised Schedule A is attached hereto.

THRIVENT SERIES FUND, INC.	THRIVENT FINANCIAL INVESTOR
SERVICES INC.

By:	By:
David S. Royal	Kathryn A. Stelter
President and Chief Investment Officer	Vice President and Chief Operations Officer

ATTEST:	ATTEST:

By:	By:

SCHEDULE A

Thrivent Aggressive Allocation Portfolio

Thrivent All Cap Portfolio

Thrivent Balanced Income Plus Portfolio

Thrivent Diversified Income Plus Portfolio

Thrivent ESG Index Portfolio

Thrivent Global Stock Portfolio

Thrivent Government Bond Portfolio

Thrivent High Yield Portfolio

Thrivent Income Portfolio

Thrivent International Allocation Portfolio

Thrivent International Index Portfolio

Thrivent Large Cap Growth Portfolio

Thrivent Large Cap Index Portfolio

Thrivent Large Cap Value Portfolio

Thrivent Limited Maturity Bond Portfolio

Thrivent Low Volatility Portfolio

Thrivent Mid Cap Growth Portfolio

Thrivent Mid Cap Index Portfolio

Thrivent Mid Cap Stock Portfolio

Thrivent Mid Cap Value Portfolio

Thrivent Moderate Allocation Portfolio

Thrivent Moderately Aggressive Allocation Portfolio

Thrivent Moderately Conservative Allocation Portfolio

Thrivent Money Market Portfolio

Thrivent Multidimensional Income Portfolio

Thrivent Opportunity Income Plus Portfolio

Thrivent Partner Emerging Markets Equity Portfolio

Thrivent Partner Growth Stock Portfolio

Thrivent Partner Healthcare Portfolio

Thrivent Real Estate Securities Portfolio

Thrivent Small Cap Growth Portfolio

Thrivent Small Cap Index Portfolio

Thrivent Small Cap Stock Portfolio